Pacific Select Fund NSAR 12-31-16

EXHIBIT 77Q1(e) COPIES OF ANY NEW OR AMENDED REGISTRANT
INVESTMENT ADVISORY CONTRACTS



The following documents are included in Registrant's Form Type N1A/A, Accession No. 0001193125-17-026062 filed on February 1, 2017, and incorporated by reference herein:

Amendment and Novation of Amended and Restated Investment Advisory
Agreement

Amendment No. 4 to Portfolio Management Agreement - BlackRock
Investment Management, LLC

Amendment No. 3 to Portfolio Management Agreement - ClearBridge
Investments, LLC

Subadvisory Agreement - Janus Capital Management LLC

Amendment No. 2 to Subadvisory Agreement - Invesco Advisors, Inc.

Amendment No. 1 to Subadvisory Agreement - Scout Investments, Inc.

Amendment No. 2 to Subadvisory Agreement - Boston Partners Global
Investors, Inc.